SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	February 13, 2007
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           Amendment to Employment Agreement. On February 13, 2007 (the “Effective Date”), Strategic Hotels & Resorts, Inc. (the “Company”) and Strategic Hotel Funding, L.L.C. entered into an amendment (the “Amendment”) to the Employment Agreement, dated as of November 29, 2004 (the “Employment Agreement”), with the Company’s chief financial officer, James E. Mead.

Pursuant to the Amendment, Mr. Mead will receive a base salary at an annual rate of at least $400,000, which may be increased from time to time (the “Base Salary”) as determined by the board of directors of the Company (the “Board”). Once increased, the Base Salary cannot be decreased.

Pursuant to the Amendment, Mr. Mead is eligible for annual long-term incentive awards in 2007, 2008 and 2009 having a grant date value equal to 140% of the Base Salary (the “Target Awards”). The Target Awards shall vest in three equal annual installments and be subject to such other terms as the Board deems appropriate. In 2007, pursuant to the Company’s 2004 Incentive Plan (the “Plan”), Mr. Mead shall receive a Target Award with a grant date value equal to $560,000 (the “2007 Award”). The 2007 Award will be comprised of three components as follows: (i) 40% of the grant date value (based on a binomial option valuation as of the grant date) shall be granted in the form of stock options to purchase shares of common stock (the “2007 Options”), (ii) 40% of the grant date value will be granted in the form of performance-based restricted stock units (the “2007 Performance Shares”) providing a right to earn shares of common stock (the “2007 Target Shares”) and (iii) 20% of the grant date value will granted in the form of time-based stock units providing a right to obtain shares of common stock (the “2007 Stock Units”). The number of shares comprising the 2007 Award, as well as the exercise price and number of shares underlying the 2007 Options, will be determined based on the closing price per share of common stock of the Company as of the grant date.

The components of the 2007 Award will be earned and vested, unless otherwise accelerated pursuant to the Amendment and the Employment Agreement, only to the extent of the achievement of certain performance and/or service goals as follows. The 2007 Options will vest in three equal annual installments beginning on December 31, 2007 and, once vested, will remain exercisable for up to ten years after the grant date subject to earlier termination upon certain events and other terms of the Amendment and the Employment Agreement. No 2007 Performance Shares will be earned unless threshold performance is achieved and, once achieved, a number of 2007 Performance Shares ranging from 50% to 150% of 67% of the 2007 Target Shares may be earned on December 31, 2007 based on the achievement of specified levels of budgeted funds from operations (“FFO”) per share and a number of 2007 Performance Shares ranging from 50% to 200% of 33% of the 2007 Target Shares may be earned on December 31, 2007 based on the achievement of specified relative total shareholder return performance measured against the Bloomberg Hotel REIT Index, and in each case, to the extent earned will vest, based on continued employment by the Company, in three equal annual installments beginning on December 31, 2007, each subject to acceleration upon certain events and other terms of the Amendment and the Employment Agreement. The 2007 Stock Units will vest in three equal annual installments beginning on December 31, 2007, subject to acceleration upon certain events and other terms of the Amendment and the Employment Agreement. In the event of a Change in Control (as defined in the Employment Agreement), to the extent that any portion of the 2007 Award is unvested, such portion (and related dividend equivalent stock units) will immediately vest, and the performance shares (and related dividend equivalent restricted stock units) will be earned upon the Change of Control such that the sum of the performance shares earned as of the Change in Control and any previously-earned such units equals 100% of the Target Shares and will immediately vest.

Mr. Mead is eligible for Target Awards in 2008 and 2009 with similar components comprised of 40% of the value in stock options, 40% of the value in performance-based restricted stock units and 20% of the value in time-based stock units to be issued upon the achievement of performance and service goals and other criteria as the Board determines appropriate and, to the extent issued, will be earned and vested to the extent such performance and service goals substantially similar to those established for the 2007 Award are achieved.

Pursuant to the Amendment, in the event Mr. Mead is terminated without cause due to constructive termination by reason of, or within one year after, a Change in Control, he will be paid severance in an aggregate amount equal to two times the sum of the annualized annual Base Salary plus 75% of the Base Salary.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2004 and is incorporated by reference herein.

2006 and 2007 Compensation for Named Executive Officers. On February 13, 2007, the compensation committee of the Board (the “Compensation Committee”) approved the 2006 annual awards of restricted stock units (the “2006 RSU Bonus Awards”) and annual cash bonuses (the “2006 Cash Bonus Awards”) pursuant to the Company’s 2006 annual incentive program and, as applicable, the employment agreements with the executive officers, and 2007 base salaries for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K). The 2006 Cash Bonus Awards are awarded based on the achievement of company performance objectives and personal performance objectives, which vary according to each executive officer’s function, and range in target value from 40% of old base salary, in the case of vice presidents, 60% of old base salary, in the case of senior vice presidents, and 75% of old base salary, in the case of executive vice presidents. The relative weight of company performance and personal performance depends on the level of the executive officer’s position within the Company, with vice presidents earning such bonuses based on 50% company performance and 50% personal performance and senior vice presidents and executive vice presidents earning such bonuses based on 80% company performance and 20% personal performance. The 2006 RSU Bonus Awards are awarded based on the achievement of personal performance objectives and range in target value from 50% of new base salary, in the case of vice presidents, and 100% of new base salary, in the case of senior vice presidents and executive vice presidents. With respect to the 2006 Cash Bonus Awards payable to executive officers (other than Laurence Geller who is compensated pursuant to the terms of the Amended and Restated Employment Agreement, dated as of September 7, 2006 (the “Geller Employment Agreement”), between the Company and Mr. Geller), the Compensation Committee previously determined to measure performance against achievement of specified levels of budgeted FFO per share as the primary company performance objective. Based on the preliminary calculation of the Company’s results of operations, the compensation awarded is set forth below:

Name and Title	2006 Cash Bonus	2006 Discretionary Bonus	2006 RSU Award/2006 Incentive Award	2007 Salary
Laurence Geller, President and Chief Executive Officer	$ 935,000(1)	—	$ —(2)	$ 750,000
James Mead, Executive Vice President and Chief Financial Officer(3)	230,000	170,000(4)	560,000(5)	400,000
Richard Moreau, Executive Vice President—Asset Management	156,000	—	263,000(6)	263,000
Jayson Cyr, Senior Vice President and Controller	107,000	—	263,000(6)	220,000
Paula Maggio, Vice President, Secretary and General Counsel	80,000	—	132,000(6)	220,000

________________________

(1)

Pursuant to the Geller Employment Agreement, Mr. Geller is eligible for a cash bonus of $1,050,000 based on the achievement of specified levels of budgeted FFO per share, but has voluntarily reduced such bonus by $115,000, the final amount of such voluntary reduction is dependent on the final calculation of the Company’s results of operations.

(2)

Pursuant to the Geller Employment Agreement, Mr. Geller was previously issued a long-term award valued at $6,000,000, which consists of $2,400,000 of options to purchase 669,797 shares of common stock at $20.40 per share, $2,400,000 performance-based RSUs providing a right to earn 117,647 shares of common stock and $1,200,000 of time-based RSUs providing a right to obtain 58,824 shares of common stock.

(3)

The total of Mr. Mead’s 2006 cash bonus and 2006 discretionary bonus will be $400,000 and, therefore, the discretionary bonus will decrease to the extent the 2006 cash bonus is increased based on the final calculation of the Company’s results of operations.

(4)	This award will be paid in RSUs that will vest 100% on December 31, 2009 pursuant to the Plan.
(5)	This award will consist of 40% stock options, 40% performance-based restricted stock units and 20% time-based stock units as described above.
(6)	This award will consist of RSUs that will be granted pursuant to the Plan.

The amount of cash bonuses are subject to increase upon final calculation of the Company’s results of operations.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, dated as of February 13, 2007, between James E. Mead, Strategic Hotels & Resorts, Inc. and Strategic Hotel Funding, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

February 20, 2007	By:	/s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

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